                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ----------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)
                                             -----
                            ----------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

             New York                                  13-5459866
   (Jurisdiction of incorporation                   (I.R.S. Employer
    if not a U.S. national bank)                    Identification No.)

      114 West 47th Street                                10036
       New York, New York                               (Zip Code)
      (Address of principal
       executive offices)

                            ----------------------
                                 Salomon Inc
              (Exact name of obligor as specified in its charter)

             Delaware                                  22-1660266
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)

    Seven World Trade Center                              10048
       New York, New York                               (Zip Code)
      (Address of principal
       executive offices)

                            ----------------------
                            Senior Debt Securities
                      (Title of the indenture securities)

================================================================================

                                    GENERAL


1.     General Information
       -------------------

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                     (Board of Governors of the Federal Reserve System).
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

       (b)   Whether it is authorized to exercise corporate trust powers.

                     The trustee is authorized to exercise corporate trust powers.

2.     Affiliation with the Obligor
       ----------------------------

       If the obligor is an affiliate of the trustee, describe each such affiliation.

       None.

3.     Voting Securities of the Trustee
       --------------------------------

       2,999,020 shares of Common Stock - par value $5 per share

4.     Trusteeships under Other Indentures
       -----------------------------------

       (a)   Title of the securities outstanding under each such indenture.

             Not applicable

5.     Interlocking Directorates and Similar Relationships with the Obligor or
       -----------------------------------------------------------------------
       Underwriters
       ------------

       Not applicable.

 6.     Voting Securities of the Trustee Owned by the Obligor or its Officials
        ----------------------------------------------------------------------

        Not applicable.


 7.     Voting Securities of the Trustee Owned by Underwriters or their
        ---------------------------------------------------------------
        Officials
        ---------

        Not applicable.


 8.     Securities of the Obligor Owned or Held by the Trustee
        ------------------------------------------------------

        Not applicable.


 9.     Securities of Underwriters Owned or Held by the Trustee
        -------------------------------------------------------

        Not applicable.


10.     Ownership or Holdings by the Trustee of Voting Securities of Certain
        --------------------------------------------------------------------
        Affiliates or Securities Holders of the Obligor
        -----------------------------------------------

        Not applicable.


11.     Ownership or Holdings by the Trustee of any Securities of a Person
        ------------------------------------------------------------------
        Owning 50 Percent or More of the Voting Securities of the Obligor
        -----------------------------------------------------------------

        Not applicable.


12.     Indebtedness of the Obligor to the Trustee
        ------------------------------------------

        Not applicable.


13.     Defaults by the Obligor
        -----------------------

        Not applicable.


14.     Affiliations with the Underwriters
        ----------------------------------

        Not applicable.

15.     Foreign Trustee
        ---------------

        Not applicable.

16.     List of Exhibits
        ----------------

                T-1.1 - "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).


                T-1.2 - The trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

                T-1.3 - The authorization of the trustee to exercise corporate trust powers is contained in the Charter (Exhibit T-1.1).


                T-1.4 - The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

                T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.


                T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE



As of August 1, 1994, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility and qualification, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.




                          --------------------------



Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 1st day of August, 1994.


UNITED STATES TRUST COMPANY OF
     NEW YORK, Trustee




By: /s/ Cynthia Chaney
   -------------------------
   Cynthia Chaney
   Assistant Vice President



CC/byy
(rv:kw072993)

                                                                Exhibit T-1.6


            The consent of the trustee required by Section 321 (b)
                                  of the Act.


                    United States Trust Company of New York
                             114 West 47th Street
                                   New York
                                   NY 10036


March 19, 1992


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:


Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,

UNITED STATES TRUST COMPANY
       OF NEW YORK




By: /s/ Gerard F. Ganey
    -------------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   Exhibit T-1.7

                         American Banker, May 16, 1994
                     -------------------------------------

                      CONSOLIDATED REPORT OF CONDITION OF

                              United States Trust

                              Company of New York

and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of the District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                                     ASSETS                        in Thousands
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin............  $    210,329
    Interest-bearing balances.....................................        80,000
Securities:
  a. Held-to-maturity securities..................................       396,808
  b. Available-for-sale securities................................     1,196,172
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
  a. Federal funds sold...........................................             0
  b. Securities purchased under agreements to resell..............             0
Loans and lease financing receivables:
  a. Loans and leases, net of unearned income............1,284,921
  b. LESS: Allowance for loan and lease losses..............12,168
  c. LESS: Allocated transfer risk reserve.......................0
  d. Loans and leases, net of unearned income allowance and
      reserve.....................................................     1,272,753
Assets held in trading accounts...................................             0
Premises and fixed assets (including capitalized leases)..........        97,879
Other real estate owned...........................................        10,980
Investments in unconsolidated subsidiaries and associated
  companies.......................................................           529
Customers' liability to this bank on acceptances outstanding......             0
Intangible assets.................................................           836
Other assets......................................................       100,580
                                                                    ------------
TOTAL ASSETS......................................................  $  3,346,946
                                                                    ============
                                  LIABILITIES
Deposits:
  a. In domestic offices..........................................  $  2,296,230
     (1) Noninterest-bearing...........................  1,176,420
     (2) Interest-bearing..............................  1,119,810
  b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs.........................................................         5,516
     (1) Noninterest-bearing...................................  0
     (2) Interest-bearing..................................  5,516
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
  a. Federal funds purchased......................................       473,758
  b. Securities sold under agreements to repurchase...............       288,900
Demand notes issued to the U.S. Treasury..........................        14,710
Trading liabilities...............................................             0
Other borrowed money:
  With original maturity of one year or less......................             0
  With original maturity of more than one year....................             0
Mortgage indebtedness and obligations under capitalized leases....         2,034
Bank's liability on acceptances executed and outstanding..........             0
Subordinated notes and debentures.................................        12,453
Other liabilities.................................................        81,120
                                                                    ------------
TOTAL LIABILITIES.................................................  $  3,154,830
                                                                    ------------
Limited-Life preferred stock and related surplus..................             0
                                                                    ------------
                                EQUITY CAPITAL

Perpetual preferred stock and related surplus.....................  $          0
Common stock......................................................        14,996
Surplus...........................................................        41,500
Undivided profits and capital reserves............................       136,582
Net unrealized holding (losses) on available-for-sale securities..            28
Cumulative foreign currency translation adjustments...............             0
                                                                    ------------
TOTAL EQUITY CAPITAL..............................................  $    192,115
                                                                    ------------
TOTAL LIABILITIES AND EQUITY CAPITAL..............................  $  3,346,945
                                                                    ============

  I, Richard E. Brinkmann, Senior Vice President & Comptroller of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          RICHARD E. BRINKMANN, SVP, Comptroller
                                                                  April 29, 1994

  We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ          )
JEFFREY S. MAURER            )              Trustees
FREDERICK S. WONHAM          )